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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


The Board of Directors
Evergreen Media Corporation:

We consent to incorporation by reference in the Registration Statements on Form S-3 (No. 33-93874) and Form S-8 (Nos. 33-83124 and 333-04379) of Evergreen Media
Corporation of our report dated September 10, 1996, relating to the consolidated balance sheets of WJLB/WMXD, Detroit as of June 30, 1996, and June 30, 1995 and the related combined statements of operations, stockholders' equity, and cash flows for the year ended June 30, 1996 and the eleven month period ended June 30, 1995, which report appears in the Form 8-K dated September 20, 1996 filed by Evergreen Media Corporation.

                              Arthur Andersen LLP

Chicago, Illinois
September 20, 1996